NOTICE OF GUARANTEED DELIVERY
                           FOR TENDER OF
                9.27% CAPITAL SECURITIES, SERIES A
         (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                OF

                      ALBANK CAPITAL TRUST I

           As set forth in the Prospectus dated ________________, 1997 (the "Prospectus"), of ALBANK Capital Trust I (the "Trust") and ALBANK Financial Corporation (the "Company") under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities-- Guaranteed Delivery," this form must be used to accept the Trust's offer to exchange its 9.27% Capital Securities, Series B which have been registered under the Securities Act of 1933, as amended (the "New Capital Securities"), for a like Liquidation Amount of its outstanding 9.27% Capital Securities, Series A (the "Old Capital Securities"), by Holders who wish to tender their Old Capital Securities if (i) the procedures for delivery by book-entry transfer cannot be completed on a timely basis, (ii) certificates for the Old Capital Securities are not immediately available or
(iii) Old Capital Securities, the Letter of Transmittal or an Agent's Message (as defined in the Prospectus) and any other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent prior to the Expiration Date. This form must be delivered by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                      The Exchange Agent is:
                     THE CHASE MANHATTAN BANK

                  By Registered or Certified Mail
                  or Hand or Overnight Delivery:
                     The Chase Manhattan Bank
                          55 Water Street
                     Room 234, North Building
                     New York, New York 10041
                     Attention: Carlos Esteves

                       Confirm by Telephone:
                          (212) 638-0828

                      Facsimile Transmission:
                 (212) 638-7375 or (212) 344-9367

           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER
OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

           THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED
TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF
TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE
INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE
GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

           The undersigned hereby tenders for exchange to the Trust upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities--Guaranteed Delivery."

           The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on _______________, 1997, unless extended by the Trust. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on _____________, 1997, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

           All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

                             SIGNATURE



X.........................................  Date:.................

X.........................................  Date:.................
           Signature(s) of Registered Holder(s) or Authorized Signatory

Area Code and Telephone Number:...................................

Name(s):..........................................................
                          (Please Print)

Capacity (full title, if signing in a fiduciary or representative capacity):

 ..................................................................

Address:..........................................................
                       (Including Zip Code)

Taxpayer Identification or Social Security No.:...................

Aggregate Liquidation Amount
of Old Capital Securities Tendered
(must be $100,000 or an integral
multiple of $1,000 in excess thereof): $..........................

Certificate Number(s) of Old Capital
Securities (if available): .......................................

Aggregate Liquidation Amount
Represented by Certificate(s): $..................................

IF TENDERED OLD CAPITAL SECURITIES WILL BE DELIVERED BY BOOK-
ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY ("DTC")
ACCOUNT NUMBER AND, IF AVAILABLE, THE TRANSACTION CODE NUMBER:

Account No........................................................

Transaction No....................................................

   GUARANTY OF DELIVERY (NOT TO BE USED FOR SIGNATURE GUARANTEE)


           The undersigned, a firm or other entity identified as an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered Old Capital Securities in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities into the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Capital Securities-- Book-Entry Transfer" and other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

           The undersigned acknowledges that it must deliver the Letter(s) of Transmittal, or an Agent's Message, and the Old Capital Securities tendered hereby, or confirmation of the book-entry transfer of such Old Capital Securities, to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Eligible Institution:.....................................

Address:..........................................................

       ...........................................................

       ...........................................................

Area Code and Telephone Number:...................................

AUTHORIZED SIGNATURE

Name:..........................

Title:.........................

Date:..........................

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE PURSUANT TO, AND BE
ACCOMPANIED BY, A PROPERLY EXECUTED LETTER OF TRANSMITTAL AND
ANY OTHER REQUIRED DOCUMENTS.